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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-71452) and Registration Statement (Form S-4 No. 333-60355) of AIMCO Properties, L.P. and in the related Prospectuses of our report dated February 5, 2002, except for Note 27, as to which the date is March 19, 2002, with respect to the consolidated financial statements and schedule of AIMCO Properties, L.P. included in this Annual Report (Form 10-K) for the year ended December 31, 2001.


                                                     /s/ ERNST & YOUNG LLP


Denver, Colorado
March 25, 2002